SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

AUTHENTIDATE HOLDING CORP.
(Exact name of Registrant as specified in charter)

Delaware	0-20190	14-1673067
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

2165 Technology Drive, Schenectady, New York		12308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (518) 346-7799

(Former name or former address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure.

On January 29, 2004, Authentidate Holding Corp. (the “Company”) issued a press release announcing that it had entered into a definitive agreement for a $71,824,995 private placement of 5,223,636 shares of its common stock to certain institutional and accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D, promulgated thereunder. The private placement is subject to closing conditions customary in transactions of this nature and is expected to close by February 9, 2004.

The private placement is being made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act. The shares of common stock being issued are restricted securities and have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The press release is attached to this Report on Form 8-K as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

Listed below are the exhibits filed as a part of this report.

(c)	Exhibits

	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2004	AUTHENTIDATE HOLDING CORP.
(Registrant)

By /s/ Dennis H. Bunt
Dennis H. Bunt
Chief Financial Officer